UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                            FORM 8-A


        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                         ATX GROUP, INC.
     (Exact name of registrant as specified in its charter)



            Delaware                        20-0655116
     (State of incorporation            (I.R.S. Employer
         or organization)              Identification No.)



   8550 Freeport Parkway, Irving, Texas        75063
(Address of principal executive offices)    (Zip Code)




Securities to be registered pursuant to Section 12(b) of the
Act:   None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective
pursuant to General Instruction A.(c), check the following box. [   ]

If this form relates to the registration of class of securities pursuant to Section 12(g) of the Exchange Act and is effective
pursuant to General Instruction A.(d), check the follow box.    [ X ]

Securities Act registration statement file number to which this form relates: 333-113423.

Securities to be registered pursuant to Section 12(g) of the Act:

                  Common Stock, $.01 par value
                        (Title of class)

         INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE
          REGISTERED.

     Information with respect to the common stock, par value $.01 per share (the "Common Stock"), of the Registrant is incorporated by reference to the section captioned "Description of Capital Stock" in Amendment No. 4 to the Registrant's registration statement on Form S-1 (No. 333-113423) as filed with the Securities and Exchange Commission on July 1, 2004, any amendments to such registration statement filed subsequently thereto, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such registration statement. The Common Stock, to which this Form 8-A registration statement relates, has been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

ITEM 2.   EXHIBITS

     The following exhibits are incorporated herein by reference or filed herewith:

1.   Certificate of Incorporation of ATX Group, Inc.*

2.   Bylaws of ATX Group, Inc.*

3.   Specimen Common Stock certificate of ATX Group, Inc.*

4. Registration Rights Agreement, dated as of April 26, 2004, by and among ATX Group, Inc, ATX Technologies, Inc. and certain holders of common stock of ATX Technologies, Inc.*

5. Voting Agreement, dated as of April 26, 2004, by and among Vodafone TeleCommerce GmbH, James R. Leininger, M.D. and certain holders of common stock of ATX Technologies, Inc.*

6.   Form of Amended and Restated Warrant by and between ATX
     Technologies, Inc., ATX Group, Inc. and Hi-Tek
     International, L.L.C.*

7.   Form of Amended and Restated Warrant by and between ATX
     Technologies, Inc., ATX Group, Inc. and Totally Everything,
     Inc.*

8. Warrant Restructuring Agreement dated as of March 25, 2004, by and among ATX Technologies, Inc., ATX Group, Inc. and
     Nichimen America, Inc.*

9.   Amended and Restated Warrant to Purchase Shares of Common
     Stock dated as of July 13, 2001, by and between ATX
     Technologies, Inc. and James R. Leininger, M.D.*

10.  Amended and Restated Warrant to Purchase Shares of Common
     Stock dated as of July 13, 2001, by and between ATX
     Technologies, Inc. and James R. Leininger, M.D.*

11.  Amended and Restated Warrant to Purchase Shares of Common
     Stock dated as of July 13, 2001, by and between ATX
     Technologies, Inc. and James R. Leininger, M.D.*

12. Restructuring Agreement dated as of April 24, 2004, by and between ATX Technologies, Inc., ATX Group, Inc., James R.
     Leininger, M.D. and certain holders of common stock of ATX
     Technologies, Inc.*

13. Restructuring Agreement dated as of April 26, 2004, by and between ATX Technologies, Inc., ATX Group, Inc. and Vodafone
     Deutschland GmbH*

14.  Second Amended and Restated Convertible Note dated April 24,
     2004 by and among ATX Technologies, Inc., ATX Group, Inc.
     and James R. Leininger, M.D.*

15.  First Amendment to Restructuring Agreement dated as of June
     15, 2004 by and among ATX Technologies, Inc., ATX Group,
     Inc., James R. Leininger, M.D., and certain holders of common stock of ATX Technologies, Inc.*

16.  First Amendment to Second Amended and Restated Convertible
     Note dates as of June 15, 2004 by and among ATX
     Technologies, Inc., ATX Group, Inc. and James R. Leininger,
     M.D.*

17. First Amendment to Warrant Restructuring Agreement dates as of June 15, 2004 by and among ATX Technologies, Inc., ATX
     Group, Inc. and Sojitz Corporation of America (formerly known as Nichimen America, Inc.)*






* Filed as an exhibit to the Registrant's registration statement on Form S-1 (File No. 333-113423) and incorporated herein by reference thereto.

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

                            SIGNATURE

Pursuant to the requirement of Section 12 of the Securities
Exchange Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              ATX GROUP, INC.


Date:  July 16, 2004          By:  /s/  STEVEN A. MILLSTEIN
                                 ------------------------------
                                   Steven A. Millstein
                                   Chief Executive Officer
                                      and President




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